Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 19, 2007 in the Registration Statement (Form S-1) and related Prospectus of SuccessFactors, Inc. for the registration of shares of its common stock.

San Francisco, California	/s/ ERNST & YOUNG, LLP
July 19, 2007